UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 20, 2020

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

AIMCO PROPERTIES, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Apartment Investment and Management Company)	1-13232	84-1259577
Delaware (AIMCO Properties, L.P.)	0-24497	84-1275621
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

4582 SOUTH ULSTER STREET

SUITE 1700, DENVER, CO 80237

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 757-8101

NOT APPLICABLE

 (Former name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Aimco Investment and Management Company Class A Common Stock	AIV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act.  ☐

ITEM 1.01.Entry Into a Material Definitive Agreement.

On April 20, 2020, Apartment Investment and Management Company, a Maryland corporation (“Aimco”), AIMCO Properties, L.P., a Delaware limited partnership (the “Aimco Operating Partnership”), and AIMCO/Bethesda Holdings, Inc., a Delaware corporation (“AIMCO/Bethesda”, and, collectively with Aimco and Aimco Operating Partnership, the “Borrowers”), together with certain of their respective subsidiaries, entered into an amendment (the “Amendment”) to the Second Amended and Restated Senior Secured Credit Agreement, dated as of June 30, 2017 (as in effect prior to the Amendment, the “Existing Credit Agreement” and, as amended, the “Amended Credit Agreement”), among the Borrowers, the lenders party thereto from time to time and KeyBank National Association, as administrative agent, swing line lender and letter of credit issuer.

The Amended Credit Agreement provides for a new $350 million term loan facility (the “Term Facility”), which was funded on April 20, 2020, and continues to provide for the Borrowers’ existing $800 million revolving loan facility. The Term Facility matures on April 20, 2021, and may be extended by one year, subject to the satisfaction of customary conditions. The revolving commitments will expire on January 22, 2022. Aimco used approximately $300 million of the proceeds to pay down the outstanding balance on the revolving loan facility.

As in the Existing Credit Agreement, Borrowings (other than swing line loans) made under the Amended Credit Agreement will bear interest, at the Borrowers’ option, at (a) LIBOR plus an applicable margin or (b) a base rate plus an applicable margin (base rate is defined as the greatest of (x) KeyBank National Association’s prime rate and (y) one-month LIBOR plus 100 basis points or (z) the Federal Funds rate plus 50 basis points). Swing line loans will bear interest at the base rate plus the applicable margin.  The revolving commitments under the Amended Credit Agreement are subject to a facility fee, which remains unchanged.

The applicable margins and the facility fee are based upon the credit ratings assigned to Aimco’s long-term senior unsecured non-credit enhanced debt.  The applicable margin on LIBOR loans ranges from 1.40% to 2.25% per annum for term loans, with a 0.50% LIBOR floor applicable to the Term Facility. The applicable margin on base rate loans ranges from 0.40% to 1.25% per annum for term loans. The applicable margins on revolving loans remain unchanged.  As of April 20, 2020, the applicable margin was 1.85% per annum for LIBOR term loans and 0.85% per annum for Base Rate term loans.

Other terms of the facility remain unchanged.

The description of the Amended Credit Agreement above does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

ITEM 9.01. Financial Statements and Exhibits.

       (d) The following exhibits are filed with this report:

Exhibit Number	Description
10.1

Second Amendment to Second Amended and Restated Senior Secured Credit Agreement, dated as of April 20, 2020, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., certain subsidiary loan parties party thereto, the lenders party thereto and KeyBank National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 21, 2020

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

/s/ Paul Beldin
Paul Beldin
Executive Vice President and Chief Financial Officer

AIMCO PROPERTIES, L.P.
By: AIMCO-GP, Inc., its General Partner
/s/ Paul Beldin
Paul Beldin
Executive Vice President and Chief Financial Officer